CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-283133 on Form S-6 of our report dated January 21, 2025, relating to the financial statement of FT 11926, comprising Vest Enhanced Large Cap Buffered 15 Portfolio, Series 23, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 21, 2025